Exhibit 5.1

DLA Piper LLP (US)
The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com

T	410.580.3000
F	410.580.3001

March 4, 2011

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, VA 20171

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Deltek, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement ”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act ”), with respect to an aggregate of 2,064,083 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), which may be offered pursuant to awards granted or to be granted under the Deltek, Inc. Amended and Restated 2007 Stock Incentive and Award Plan (the “Plan”).

In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Plan, the Amended and Restated Certificate of Incorporation of the Company as now in effect, the Amended and Restated By-Laws of the Company as now in effect and minutes of all pertinent meetings and actions of the Board of Directors and committees thereof and stockholders of the Company.

In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that the offer and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized Common Stock a sufficient number of shares of Common Stock as were approved by the Company’s stockholders for issuance under the Plan. We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plan, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plan.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing). No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us and as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws of the State of Delaware be changed by legislative action, judicial decision or otherwise, or (ii) to reflect any facts or circumstances which may hereafter come to our attention.

Deltek, Inc.

March 4, 2011

Based upon, subject to and limited by the foregoing, we are of the opinion and so advise you that the issuance of the Shares has been duly authorized and, when issued, delivered and fully paid for in accordance with the terms of the Registration Statement and the Plan, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ DLA PIPER LLP (US)

DLA PIPER LLP (US)